UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 16, 2006

TCF FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware

001-10253

41-1591444

(State or other jurisdiction of

(Commission File Number)

(IRS Employer Identification No.)

incorporation or organization)

200 Lake Street East, Mail Code EX0-03-A, Wayzata, Minnesota 55391-1693

(Address of principal executive offices)

(612) 661-6500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On October 16, 2006, an independent sub-committee of the Compensation Committee of the Board of Directors of TCF Financial Corporation (“TCF” or the “Company”) approved an amendment to the TCF Financial Incentive Stock Program (the “Program”).  Existing provisions in the Program regarding anti-dilution adjustments of awards were revised to make them more clearly mandatory in instances of equity restructurings, such as stock splits.  The Program was amended to reflect recent interpretations of Statement of Financial Accounting Standards No. 123 (revised 2004) (“SFAS 123R”).  Under the recent interpretations, SFAS 123R could result in the triggering of possibly significant compensation costs for companies that adjust terms of equity awards to preserve award value after an equity restructuring event unless the equity awards contain mandatory anti-dilution provisions.

A copy of the amendment is attached hereto as Exhibit 10(b) and is hereby incorporated by reference.

Item 5.02  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On October 16, 2006, TCF Financial Corporation (“TCF” or the “Company”) announced that Barry N. Winslow, Chief Operating Officer of TCF Financial Corporation, has decided to retire after nearly 20 years of service.  Mr. Winslow will step down as Chief Operating Officer, effective December 31, 2006, and will assist with transition activities until his retirement on March 31, 2007.  Mr. Winslow joined TCF in 1987 and was made President of TCF Bank Illinois in 1993.  He subsequently served as President of TCF Bank Michigan and TCF Bank Minnesota.  In 2001, he was made President and Chief Executive Officer of TCF National Bank, a position he held until his election to Chief Operating Officer of TCF in January of 2006.

In a related action, TCF’s Board of Directors announced Neil W. Brown, age 48, currently President and Chief Financial Officer of TCF Financial Corporation, has been elected President and Chief Operating Officer, effective January 1, 2007.  Mr. Brown joined TCF Financial Corporation in 1998 as Executive Vice President and Chief Financial Officer, a position he held until his election to President on January 1, 2006.

In addition, TCF’s Board of Directors announced Thomas F. Jasper, age 37, currently Executive Vice President and Chief Financial Officer of TCF Equipment Finance, Inc. and Executive Vice President of Winthrop Resources Corporation, both wholly-owned subsidiaries of TCF National Bank, has been elected Executive Vice President and Chief Financial Officer of TCF Financial Corporation, effective January 1, 2007.  Prior to joining TCF Equipment Finance, Inc. in October 2001, Mr. Jasper was Chief Financial Officer of SavvyBridges, Inc. from April 2000 to July 2001.  Prior to joining SavvyBridges, Inc., Mr. Jasper was a Senior Manager at KPMG LLP.

The Company previously entered into an employment agreement and a change in control agreement with Mr. Brown, the material terms of  which include non-competition and non-solicitation covenants. In the event of termination of Mr. Brown’s employment in connection with a change in control, his change in control agreement provides him with severance pay and certain other benefits.  The employment agreement and change in control agreement were previously filed as Exhibits 10(i)-1 and 10(g)-1, respectively, to the Current Report on Form 8-K filed by the Company on December 19, 2005, which is hereby incorporated by reference.

The Company does not currently have an employment agreement or change in control agreement with Mr. Jasper.

A copy of the press release issued by the Company on October 16, 2006 announcing executive management officer elections is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

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Item 9.01    Financial Statements and Exhibits.

(c)          Exhibits.

Exhibit No.	Description

10(b)	Amendment to TCF Financial Incentive Stock Program

99.1	Press Release dated October 16, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

TCF FINANCIAL CORPORATION

/s/ Lynn A. Nagorske
Lynn A. Nagorske, Chief Executive Officer and Director

/s/ Neil W. Brown
Neil W. Brown, President and Chief Financial Officer (Principal Financial Officer)
/s/ David M. Stautz
David M. Stautz, Senior Vice President, Controller and Assistant Treasurer (Principal Accounting Officer)

Dated:    October 20, 2006

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